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                                                                    Exhibit 10.8

                               PURCHASE AGREEMENT

Dated this day of _____, 2005

BETWEEN:

TEEKAY SHIPPING CORPORATION, a company organized under the laws of the Republic of The Marshall Islands, with its head office at TK House, West Bay St., & Blake Road, Nassau, The Bahamas (hereinafter "TEEKAY")

AND:

Teekay LNG Operating L.L.C., a limited liability company formed under the laws of the Republic of The Marshall Islands, with its head office at TK House, West Bay St., & Blake Road, Nassau, The Bahamas, (hereinafter "TEEKAY LNG OPERATING").

WHEREAS

      1. Teekay LNG Operating is the holder of all of the membership interests in Granada Spirit L.L.C. (the "COMPANY").

      2. The Company is the registered owner of the M/T GRANADA SPIRIT (the "VESSEL").

      3. The Vessel is under short-term, fixed rate time charter, dated the date hereof (the "TIME CHARTER"), to Teekay Chartering Limited (the "CHARTERER"), a wholly owned subsidiary of Teekay.

      4. Teekay and Teekay LNG Operating have agreed that Teekay shall purchase the Vessel or all of the membership interests in the Company (at Teekay's election) upon the termination of the Time Charter.

      5. The Time Charter will terminate upon the earliest of (a) delivery to Teekay LNG Operating or its subsidiary of the newbuilding Toledo Spirit, (b) December 31, 2005 or (c) the purchase of the Vessel or the Company in accordance with 1.b(2) below.

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1.    TEEKAY'S AGREEMENT TO PURCHASE THE VESSEL

    Teekay shall purchase the Vessel or all of the membership interests in the Company (at Teekay's election) upon the termination of the Time Charter and in accordance with the following:

    a PURCHASE ON SCHEDULED DELIVERY DATE

            If the Toledo Spirit delivers on the scheduled delivery date of July 20, 2005, Teekay shall:

            i)    purchase the Vessel (including spares on board and ashore); or

            ii)   purchase 100% of the membership interests of the Company,

            for its own account or name a nominee to purchase the Vessel or the Company (the "PURCHASE") for a purchase price of US$19,500,000 (the "PURCHASE PRICE").

    b OTHER PURCHASE DATE

      (1) If the Toledo Spirit is delivered after July 20, 2005, Teekay shall complete the Purchase for the Purchase Price less $250,000 per full month after July 20, 2005 that the Toledo Spirit delivers (or less a pro rata portion of $250,000 for any portion of any month following July 20, 2005 that is less than 30 days).

      (2) Teekay shall have the right to make the Purchase at any time prior to the delivery of the Toledo Spirit and cause the Charterer to terminate the Time Charter. If Teekay exercises this right, or if the Toledo Spirit delivers prior to July 20, 2005, Teekay will complete the Purchase for the Purchase Price plus $600,000 for each full month (or pro rata portion of $600,000 for any pro rata portion for any period that is less than 30 days) that Teekay LNG Operating does not have the benefit (directly or indirectly) of the Time Charter prior to July 20, 2005.

    c PURCHASE CONTRACT

      FORM OF CONTRACT (VESSEL)

      The purchase of the Vessel pursuant to this Agreement will be concluded on the basis of the Norwegian Shipbrokers' Association's memorandum of agreement for the sale and purchase of ships as adopted by BIMCO in "SALEFORM 1993", or such later edition current as of the date of such purchase, logically amended as appropriate in compliance with this agreement and including the following other terms:

      (1)   no drydocking or inspection of underwater parts will be made; and

      (2) the Vessel will be taken over "as is, where is" at the time of completion of the Purchase; and

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      (3)   all property in items such as bunkers, gas oil which prior to completion of the Purchase are the property of Charterer, shall remain the property of Charterer.

    d FORM OF CONTRACT (COMPANY)

      The purchase of 100% of the membership interests of the Company pursuant to this Agreement will be concluded on the basis of the execution by Teekay LNG Operating of the Certificate of Limited Liability Interests of the Company and its transfer of 100% of the membership interests to Teekay upon payment of the Purchase Price plus or minus any adjustments for the Purchase before or after July 20, 2005 in accordance with Section 1a and 1b.

    e CHARTER TERMINATION

      If not previous terminated, the Time Charter will terminate upon closing of the Purchase.

2.    ASSIGNMENT

Teekay may assign any of its rights and obligations contained herein. Assignor and assignee shall be jointly and severally liable for the performance of the obligations arising from this Agreement and will execute such undertaking in writing simultaneously with the assignment. Teekay LNG Operating will cooperate to the extent required to complete any assignment as and when reasonably required by Teekay.

3.    AMENDMENTS OR WAIVERS

Any waiver or amendment of this Agreement must be specifically stated as such in writing.

4.    GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed under the laws of England. Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be submitted to the exclusive jurisdiction of the High Court of Justice of England and Wales sitting in London (England).

In witness whereof, the Parties have signed this document on the date first above written.

       TEEKAY SHIPPING CORPORATION       TEEKAY LNG OPERATING L.L.C.

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       By:                               By:
       Title:                            Title: